Exhibit 10(g)

ALFA CORPORATION

2005 AMENDED AND RESTATED STOCK INCENTIVE PLAN

1. Purpose of Plan. The purpose of this Amended and Restated Stock Incentive Plan is to promote the interests of Alfa Corporation (the “Company”) and its shareholders by encouraging selected officers and key employees of the Alfa Mutual Insurance Company (“Mutual”) and the Company who provide substantive management, administrative, sales and other employment services to the Company or Mutual to invest in or acquire the Company’s capital stock (the “Stock” as herein defined), thereby giving them as shareholders an increased personal interest in the Company’s profits and its continuing growth, development and financial success, providing them an additional incentive in their efforts on behalf of the Company and Mutual, and strengthening their desire to continue to provide management, sales and other employment services to the Company and Mutual. So long as the Company, Mutual and other affiliated insurance companies mutually participate in the pooled premium revenues of such companies, employee services to either the Company or Mutual are considered to be for the benefit of both the Company and Mutual. This Plan amends and restates the Company’s 1993 Stock Incentive Plan and the Company’s Amended and Restated Stock Incentive Plan effective January 1, 2001.

2. Definitions. When used herein, except where the context clearly indicates otherwise, the following terms have the meaning set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as in effect from time to time.

(b) “Award” means a SAR, Restricted Share, Restricted Share Unit, or Performance Share.

(c) “Award Agreement” means a written or electronic agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Grantee and containing terms and provisions of Awards, consistent with the Plan, as the Committee may approve. Such agreement may, but is not required to be, executed by a Grantee.

(d) “Base Price” means the initial value of a SAR as established by the Committee on the Date of Grant.

(e) “Board” means the Board of Directors of Alfa Corporation.

(f) “Code” means the Internal Revenue Code of 1986 as amended or recodified from time to time.

(g) “Committee” means the Compensation Committee of the Board or any other standing or special committee that may be established and appointed by the Board for the purpose of administering this Plan and performing such other duties as are contemplated to be performed by the Committee as herein provided. If the Board shall act as a committee of the whole in any matter under this Plan, either because of its inherent discretion to do so or because no such Committee then exists, then, in that event, references herein to “Committee” shall be deemed to include the Board of Directors acting in such a capacity.

(h) “Company” means Alfa Corporation and includes any corporation which is or may become a parent or subsidiary (as defined in Section 424(e) and (f) of the Code) of Alfa Corporation.

(i) “Date of Grant” means the date specified by the Committee on which a grant of a Stock Option or Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

(j) “Dividend Equivalents” means the nonforfeitable right of a Grantee, if such right is explicitly granted in connection with each share of Stock subject to a Stock Option or an Award, to an amount equal to the cash dividends paid on a share of Stock related to such Stock Option or Award as specified in the Plan and in the Stock Option Agreement or Award Agreement.

(k) “Fair Market Value” means, with respect to a share of Stock, whichever of the following is applicable:

(i) if the Stock is then traded either in the over-the-counter market or on an exchange, the last sales price per share of Stock as reported at the close of business on the date of grant by the NASDAQ National Market System or by the principal exchange on which the Stock is traded, or by any other responsible reporting service selected by the Committee, or if there were no transactions in the Stock on such date, then the last preceding date on which transactions took place, or

(ii) if the Stock is not then actively traded either in the over-the-counter market or on an exchange, in such manner as the Committee, in its sole discretion, may determine by a good faith effort.

Notwithstanding the foregoing, the Committee may determine the Fair Market Value in any other manner as is permitted or required by applicable law or regulations.

(l) “Grantee” means a person who is eligible to participate in this Plan and has been granted one or more Stock Options or Awards under this Plan.

(m) “Incentive Stock Option” means an option to purchase Stock which qualifies as an incentive stock option under Section 422 of the Code and which is designated by the Committee to be an Incentive Stock Option.

(n) “Mutual” means Alfa Mutual Insurance Company.

(o) “Nonqualified Stock Option” means an option to purchase Stock which is designated as such or which does not qualify as an Incentive Stock Option.

(p) “Option Price” means the purchase price per share of Stock payable on exercise of a Stock Option.

(q) “Performance Share” means a contractual right awarded pursuant to Section 10 of this Plan to receive a share of Stock (or its value in cash) that is forfeitable by the Grantee until the achievement of pre-established objectives over an established period.

(r) “Plan” means the Alfa Corporation 2005 Amended and Restated Stock Incentive Plan as contained herein and any amendments hereto or restatements hereof.

(s) “Prior Plans” means the Alfa Corporation Amended and Restated Stock Incentive Plan, effective January 1, 2001, and the 1993 Stock Incentive Plan.

(t) “Restricted Share” means an award of a share of Stock made pursuant to Section 9 of this Plan that is forfeitable by the Grantee until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

(u) “Restricted Share Unit” means a contractual right awarded pursuant to Section 9 of this Plan to receive a share of Stock (or its value in cash) that is forfeitable by the Grantee until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Committee.

(v) “SAR” means a stock appreciation right granted under Section 8 of the Plan in respect of one or more shares of Stock that entitles a Grantee to receive, in cash or shares of Stock, at the discretion of the Committee, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date the SAR is exercised over the Base Price.

(w) “Stock” means the Common Stock, $1.00 par value, of the Company.

(w) “Stock Option” (unless further qualified) means either an Incentive Stock Option or a Nonqualified Stock Option granted under Sections 6 and 7 of the Plan.

(y) “Stock Option Agreement” means the agreement entered into between the Company and any Grantee of a Stock Option under this Plan, defining the terms, conditions, restrictions, rights and privileges with respect to such Stock Options.

(z) “Ten Percent Shareholder” means a person who owns, directly or indirectly through the stock attribution rules of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3. Eligibility and Participation. Officers and employees of either Mutual or the Company or other persons who are performing or who have been employed to perform services of significant importance to the management, operation or development of the Company or Mutual are eligible to participate in this Plan. Eligible employees may include employees who are also officers of the Company and members of the Board. Nonemployee members of the Board shall not be eligible to participate in this Plan.

Stock Options and Awards may be granted to those persons eligible to participate in the Plan at such times and upon such terms and conditions as the Committee, in its sole discretion, shall determine.

4. Shares Subject to the Plan. (a) Total Number of Shares. A maximum of Three Million Eight Hundred Thousand (3,800,000) shares of Stock may be issued under the Plan. The shares authorized by this Plan shall not include shares previously authorized and made the subject of grants of options under the Prior Plans which shares shall continue to be subject to issuance and shall be governed by the terms of the Prior Plans. Shares issuable under the Plan may include authorized but unissued or reacquired shares of Stock. Notwithstanding the foregoing, the following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i) When a SAR is granted in tandem with a Stock Option, so that only one may be exercised with the other terminating upon such exercise, the number of shares subject to the tandem Stock Option and SAR shall only be taken into account once (and not as to both awards) for purposes of this limit or any other limit set forth in this Plan.

(ii) Any shares of Stock which are subject to Stock Options or Awards under this Plan, but not the Prior Plans, that are terminated, unexercised, forfeited or surrendered or that expire for any reason (including, but not limited to, shares of Stock tendered to exercise outstanding Stock Options or shares tendered or withheld for taxes under any Stock Option or Award under this Plan) shall again be available for issuance under the Plan.

(iii) SARs, Restricted Stock Units and Performance Shares that can only be settled in cash shall not result in a charge against the aggregate number of shares available for issuance. For purposes of determining the maximum number of shares available for issuance under the Plan, SARs, Restricted Stock Units and Performance Shares that may be settled in shares of Stock shall cause the available reserve to be reduced by the maximum number of shares of Stock that may be issued in connection with the Award. Notwithstanding the foregoing, any shares not actually issued at exercise or settlement shall again be available for issuance under the Plan.

(iv) The shares available for issuance under the Plan shall be subject to adjustment as provided in Section 13 of this Plan.

(b) Individual Limits. Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided in Section 13 of this Plan, in any calendar year no Grantee shall be granted under this Plan (i) Stock Options or SARs for more than 200,000 shares of Stock or (ii) any Restricted Shares, Restricted Share Units or Performance Shares intended to be performance based compensation under Section 11 for more than 40,000 shares of Stock. The purpose of the limits set forth in this Section 4(b) is to comply with Section 162(m) of the Code and not to create a presumption that any person is entitled to a grant of a Stock Option or Award for the maximum amount stated.

5. Administration.

(a) Powers of the Committee. The Committee shall administer the Plan and shall have all powers necessary or appropriate to enable it to properly administer the Plan, including but not limited to the following powers:

(i) To grant Incentive Stock Options, Nonqualified Stock Options and Awards under the Plan, including the power to determine those eligible to receive Stock Options or Awards, the number of shares of Stock subject to such Stock Options or Awards, and the terms and conditions of Stock Option Agreements and Award Agreements (which shall include the terms and conditions of this Plan but may also include other terms and conditions not inconsistent with the Plan);

(ii) To accelerate the exercise or settlement of any Stock Option or Award;

(iii) To cancel any Stock Option or Award awarded under the Plan (1) if a Grantee (while an officer or employee of the Company or Mutual or while otherwise employed or engaged, contractually or otherwise, to perform services in accordance with Section 3 of this Plan) conducts or conducted himself in a manner which the Committee determines to be inimical to the best interests of the Company, including, but not limited to, a Grantee’s admission of guilt or conviction of any crime resulting from dishonesty in connection with the affairs of the Company, Mutual, or any affiliate thereof, a finding by the Committee that the Grantee has engaged in any act of fraud or any fraudulent activity (whether or not admitted to by the Grantee or prosecuted by the Company) or a finding by the Committee that the Grantee has conducted the affairs of the Company, Mutual, or any affiliate thereof, in his or her own interests and contrary to the interests of the Company, Mutual, or any affiliate thereof, or (2) if a Grantee’s employment or engagement, contractual or otherwise, is terminated by the Company or Mutual for “cause,” which for this purpose shall be determined by the Committee and shall mean, unless defined otherwise in the Stock Option Agreement or Award Agreement, (x) the engaging by the Grantee in willful, reckless or grossly negligent misconduct which is determined by the Committee to be materially injurious to the Company, Mutual, or any affiliate thereof, monetarily or otherwise, or (y) the Grantee’s pleading guilty to or conviction of a felony;

(iv) To construe and interpret the Plan, to establish rules and regulations relating to the interpretation and administration of the Plan, to delegate administrative responsibilities as it deems proper, and to perform all other acts it deems necessary to carry out the purpose and intent of the Plan; and

(v) To correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Option or Award granted pursuant to the Plan in such a manner and to the extent it deems necessary or appropriate.

(b) Designation of Stock Options. At the time of the grant of a Stock Option under this Plan, the Committee shall designate whether it is an Incentive Stock Option or a Nonqualified Stock Option, provided, however, that if it is not otherwise designated, it shall be treated as a Nonqualified Stock Option.

(c) Conduct of Committee Business. A majority of the Committee shall constitute a quorum; the action of a majority of members of the Committee present at any meeting held in any manner provided in the bylaws of the Company (e.g., in person or by telephone) at which a quorum is present or actions unanimously adopted in writing without the holding of a meeting shall be the acts of the Committee. Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, subject only to review by the Board, in which event the determination of the Board shall be final and conclusive.

(d) Discretion of the Committee. The Committee’s determinations under the Plan (including, without limitation, its determinations of the persons to receive grants; the number of shares subject to each Stock Option or Award; and the form, terms and provisions of such grants) need not be uniform and may be made selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

6. Terms and Conditions of Stock Options. Each Stock Option granted under the Plan shall be evidenced by a written Stock Option Agreement, consistent with the Plan, in a form approved by the Committee. Such agreement shall be subject to or shall contain the following provisions and shall contain such other provisions not inconsistent with the terms of this Plan as the Committee may determine:

(a) Number of Options Granted. The agreement shall specify whether the grant is of an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to the Stock Option. Unless determined otherwise by the Committee, Stock Options will not be granted with Dividend Equivalents.

(b) Price. The agreement shall specify the Option Price which shall not be less than 100% of the Fair Market Value per share of Stock on the Date of Grant.

(c) Period. The Committee shall determine the period during which a Stock Option may be exercised; however, subject to Section 12, no Stock Option shall be exercisable after ten years from the Date of Grant.

(d) Installment Exercise. Subject to Section 12, the Stock Option Agreement may (but need not) provide that the right to exercise a Stock Option shall vest or accrue in such incremental installments over such a period of time as shall be designated by the granting authority.

(e) Manner of Exercise. A Stock Option, or any portion thereof, shall be exercised by delivery to the Company of a written notice of exercise by the Grantee in such form as the Committee shall reasonably require and payment by the Grantee of the full Option Price.

(f) Payment. The price of an exercised Stock Option, or any portion thereof, shall be paid in any of the following methods as determined by the Committee at the time of the grant of the Stock Option and as set forth or referred to in the Stock Option Agreement:

(i) in cash, or by check, bank draft or money order payable to the order of the Company (all of which will be accepted as full payment subject to collection);

(ii) in the sole discretion of the Committee, by the delivery of certificates (duly endorsed for transfer) or by a duly authorized attestation regarding the delivery of such certificates acceptable to the Committee for shares of Stock having an aggregate Fair Market Value equal to the Option Price of the Shares being paid in such medium of payment provided such shares have been held for at least six months;

(iii) in the sole discretion of the Committee, by any combination of (i) and (ii) above; or

(iv) to the extent permitted by law, a broker assisted cashless exercise

7. Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, in the case of any Stock Option granted under the Plan which is designated as an Incentive Stock Option, the provisions set forth in this Section 7 will apply. References to Section 422 of the Code shall mean Section 422, or any successor section, as it may from time to time be amended.

(a) Employment by the Company. No Incentive Stock Option may be granted to a Grantee who is not determined to be an “employee” of the Company (which may include “dual employment” status with both the Company and Mutual) within the meaning of Section 422 of the Code.

(b) Options Granted at Fair Market Value. Incentive Stock Options shall be granted at Option Prices which are not less than fair market value as defined in Section 422 of the Code (which includes “Fair Market Value”).

(c) Special Rules for 10% Shareholders. No Incentive Stock Option shall be granted to an employee who, at the time of grant, is a Ten Percent Shareholder, unless the Option Price is at least 110% of the Fair Market Value of the Stock subject to the Stock Option and such Stock Option, by its terms, is not exercisable after the expiration of 5 years from the Date of Grant.

(d) Options for Stock Having Fair Market Value in Excess of $100,000. No Incentive Stock Option shall be granted to an employee which, if aggregated with all other Incentive Stock Options (within the meaning of Code Section 422, whether or not issued under this Plan) would result in Stock having a Fair Market Value (determined at the Date of Grant of each Stock Option) in excess of $100,000 (or such larger individual employee maximum amount as may be in effect from time to time under the Code at the time the Incentive Stock Option is granted) becoming first exercisable during any one calendar year.

(e) Notification of Disposition of Shares within Certain Time Periods. Any Grantee who disposes of shares of Stock transferred to him pursuant to the exercise of an Incentive Stock Option either (i) within two years after the Date of Grant of the Incentive Stock Option under which the Stock was transferred to him or (ii) within one year after the transfer of such shares to the Grantee shall notify the Company of such disposition and of the amount realized upon such disposition.

(f) Compliance with Other Code Requirements Applicable to Incentive Stock Options. Incentive Stock Options shall comply with the grant terms required of such Stock Options as provided in Section 422 of the Code.

8. SARs. The Committee may from time to time authorize grants to any Grantee of SARs upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below.

(a) Each grant shall specify the number of shares of Stock to which it pertains, subject to the limitations set forth in Section 4 of this Plan. Unless determined otherwise by the Committee, SARs will not be granted with Dividend Equivalents.

(b) Each grant shall specify the Base Price, which unless determined otherwise by the Committee, shall not be less than 100% of the Fair Market Value on the Date of Grant.

(c) SARs may be granted in tandem with a Stock Option, or may be granted on a freestanding basis, not related to any Stock Option.

(d) Subject to Section 12, each grant shall specify the required period or periods (if any) of service by the Grantee with the Company and/or any other conditions to be satisfied before the SARs or installments thereof shall become exercisable.

(e) Subject to Section 12 and except as otherwise provided in an Award Agreement, no SAR shall be exercisable more than 10 years from the Date of Grant.

(f) A Grantee may exercise a SAR in whole or in part at any time and from time to time during the period within which the SAR may be exercised. A Grantee shall give written notice to the Company specifying the number of SARs to be exercised. Upon exercise of a SAR, the Grantee shall be entitled to receive payment, at the discretion of the Committee, in cash, in shares of Stock, or in a combination thereof.

(g) Each grant shall be evidenced by an Award Agreement.

9. Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to any Grantee of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below.

(a) Each grant shall specify the number of shares of Stock to which it pertains, subject to the limitations set forth in Section 4 of this Plan.

(b) Subject to Section 12, each grant may specify the required period or periods of service by the Grantee with the Company (which shall not be less than three years) and/or any performance or other conditions to be satisfied before the restrictions on the Restricted Shares or Restricted Share Units (or installments thereof) shall lapse.

(c) Restricted Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The

Committee shall require that any stock certificates evidencing any Restricted Shares be held in the custody of the Company and/or bear a legend until the restrictions lapse, and that, as a condition of any Restricted Share Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the shares of Stock covered by such Award. As a condition to grant, if required by applicable law or otherwise determined by the Committee, Grantees may be required to pay a minimum purchase price.

(d) Restricted Share Units represent a contractual right to receive the economic equivalent of an award of Restricted Shares. At the discretion of the Committee, Restricted Share Units may be settled in shares of Stock, the cash value of shares of Stock, or a combination. No shares of Stock will be issued at the time an award of Restricted Share Units is made.

(e) Unless otherwise determined by the Committee, Grantees holding Restricted Shares may exercise full voting rights and other rights as a shareholder with respect to those shares prior to the lapse of restrictions. Grantees holding Restricted Share Units shall not have any rights as a shareholder prior to the actual issuance of shares of Stock.

(f) To the extent the Restricted Shares or Restricted Share Units are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section 11.

(g) Each grant shall be evidenced by an Award Agreement.

10. Performance Shares. The Committee may from time to time authorize grants to any Grantee of Performance Shares upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below.

(a) Each grant shall specify the number of shares of Stock to which it pertains, subject to the limitations set forth in Section 4 of this Plan. No shares of Stock will be issued at the time an award of Performance Shares is made. Unless determined otherwise by the Committee, Performance Shares will not be granted with Dividend Equivalents.

(b) Subject to Section 12, each grant shall specify the performance conditions and required period or periods (if any) of service by the Grantee with the Company to earn the Performance Shares. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Shares earned shall be a multiple, not in excess of 200%, of those that would be earned for target performance.

(c) Unless otherwise determined by the Committee, Grantees holding Performance Shares shall not have any rights as a shareholder prior to the actual issuance of shares of Stock.

(d) To the extent the Performance Shares are designated as “performance-based” compensation under Section 162(m) of the Code, including Section 1.162 – 27(e) of the related Treasury regulations, they shall be subject to the restrictions set forth in Section 11.

(e) Each grant shall be evidenced by an Award Agreement.

11. Qualified Performance-Based Awards. The Committee may designate whether any Award granted to an employee is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Code and the regulations thereunder.

(a) Any Award intended to be performance-based compensation shall be, to the extent required by Treasury Regulation Section 1.162-27(e), conditioned upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity, income, market share, return on assets, capital ratios, loss ratios, combined ratios, investment performance, growth through mergers and acquisitions, level of expenses or growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, catastrophe losses or such other factors as the Committee may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Grantee.

(b) Any Award that is intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code and the regulations thereunder shall also be subject to the following:

(i) The Committee making any Award determination shall be comprised solely of two or more outside directors (as defined by Treasury regulation Section 1.162-27(e)(3)) (the “Outside Committee”).

(ii) No later than 90 days following the commencement of each performance period of service to which the performance goal relates (or such other time as may be required or permitted by Section 162(m) of the Code or the regulations thereunder), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Grantee for such performance period.

(iii) Following the completion of each performance period, the Outside Committee shall certify in writing whether the applicable performance targets and any other material terms have been achieved and the number of units or shares, if any, earned by a Grantee for such performance period.

In determining the number of units or shares earned by a Grantee for a given performance period, subject to any applicable Award Agreement, the Outside Committee shall have the right to reduce (but not increase) the amount at a given level of performance to take into account additional factors that the Outside Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

(iv) The material terms of the performance goal under which the Award is to be made shall be disclosed and subsequently approved by the shareholders of the Company before the Award is made if so required by Treasury regulation Section 1.162-27(e)(4).

12. Provisions Applicable Generally to Stock Options and Awards.

(a) Withholding Taxes. A Grantee must remit to the Company an amount equal to applicable federal and state withholding tax obligations (“Withholding Taxes”) required to be withheld and paid by the Company under Federal, State, or local law in the event of the exercise of a Stock Option or other Award pursuant to which withholding taxes may be due. The Grantee may pay such Withholding Taxes (i) in cash or by personal check (which will be accepted subject to collection), or (ii) may make an irrevocable written election, subject to the Committee’s sole discretion to consent to or to disapprove such election, to pay such Withholding Taxes by the surrender and cancellation of a portion of the Stock Options to be exercised or Awards granted hereunder (subject to the limitations provided hereafter or in any Stock Option or Award Agreement and only up to the minimum federal and state withholding requirements) or (iii) by delivery of a certificate or certificates for already owned shares of the Company’s Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of the New York Stock Exchange or by a national banking association or (iv) by a combination of cash, surrender of Stock Options or Awards and already owned shares. If paid by the surrender of Stock Options or Awards, surrendered Stock Options shall be valued at the difference between the exercise price as provided in the Stock Option Agreement and the Fair Market Value at the date of exercise, or the difference between the Base Price (in the case of SARs) and the Fair Market Value at the date of surrender, or such other method determined by the Committee in the case of other Awards. It is the intention of the Company that no action be taken under the Plan which would result in a violation of Section 16(b) of the Act; accordingly, the Company reserves the right to require any Grantee seeking to satisfy withholding tax requirements by surrender of Stock Options or Awards to furnish an opinion of counsel, acceptable to the Company, to the effect that no violation will result from utilization of this provision.

(b) Expiration of Stock Options or Awards upon Termination of Employment Other Than Retirement at Normal Retirement Age.

(i) A Stock Option or SAR which, at the time of Grantee’s termination of employment by the Company (or Mutual, as the case may be) for any reason other than retirement at or after normal retirement age or under early retirement conditions as authorized by the Company (or Mutual, as the case may be) (or as a result of disability under Section 22(e)(3) of the Code, which, for purposes of this Plan, shall be treated as authorized early retirement conditions), is not then exercisable shall expire upon termination of employment and shall not become exercisable thereafter except as otherwise provided herein or except with the specific approval of the Committee. A Restricted Share or Restricted Share Unit which at the time of Grantee’s termination of employment by the Company (or Mutual, as the case may be) for any reason other than retirement at or after normal retirement age or under early retirement conditions as authorized by the Company (or Mutual, as the case may be) that is not then vested shall expire upon Grantee’s termination. If a Grantee ceases to be employed by the Company (or Mutual, as the case may be) other than by reason of retirement at or after normal retirement age or pursuant to authorized early retirement conditions after a Stock Option or SAR granted after the effective date of this Plan becomes exercisable but prior to his exercise of a Stock Option or SAR, the Stock Option or SAR shall expire upon the expiration of the following periods, notwithstanding that a later expiration date is set forth in any Stock Option Agreement or Award Agreement to which the Stock Option or SAR is subject (“Original Expiration Date”):

(1) Two years after the Grantee’s death, provided the Grantee was, at death, employed by the Company or Mutual, as the case may be;

(2) Ninety (90) days after the date of termination of employment when termination is for any reason other than death or retirement at or after normal retirement age or upon conditions of authorized early retirement, whether notice of termination is given by the Grantee to the Company (or Mutual, as the case may be) or by the Company (or Mutual, as the case may be) to the Grantee, except as and to the extent that the Committee may otherwise determine and provide in the Stock Option Agreement or Award Agreement;

(3) Notwithstanding the foregoing, no Stock Option or SAR shall extend beyond the Original Expiration Date, except in the case of a Grantee who dies holding a Nonqualified Stock Option or SAR, in which case a one-year exercise period following the date of death will run without regard to the expiration of the Stock Option’s or SAR’s original term or the period set forth in subparagraph 12(b)(i)(1), above; and

(4) In the event of death following termination of employment while any portion of a Stock Option or SAR remains exercisable, the Committee, in its discretion, may permit the exercise to be extended for a period ending with the earlier of (a) two years following the date of death of the Grantee or (b) the Original Expiration Date.

(ii) If a Grantee ceases to be employed by the Company (or Mutual, as the case may be) either by reason of retirement at or after normal retirement age or upon authorized early retirement conditions, whether notice of termination is given by the Grantee to the Company (or Mutual, as the case may be) or by the Company (or Mutual, as the case may be) to the Grantee, any Award based upon either the Grantee’s or the Company’s (or Mutual’s) performance under Section 10 or 11 shall be paid and the value of such Award shall be calculated at the end of the performance period stated in the Award. The amount to which Grantee shall be entitled shall be pro-rated based on the number of months in the performance period that Grantee worked. The payment, however, shall not be made until the completion of the entire period for which the Award was originally granted.

(iii) For purposes of this Section 12(b), a Grantee shall not be deemed to have terminated employment during any leave of absence of the Grantee authorized by the Company under the Company’s standard personnel practices.

(c) Nontransferability. Stock Options or Awards granted under the Plan shall not be transferable by a Grantee except by will or the laws of descent and distribution, and shall be exercisable (or payable) during Grantee’s lifetime only by (or to) the Grantee or his or her custodian, guardian or similar representative. No right or interest of any Grantee shall be subject to any lien, obligation or liability of such Grantee.

(d) No Shareholder Rights Until Exercise of Options or Awards and Issuance of Shares. Unless provided otherwise in this Plan or in the Stock Option Agreement or Award Agreement, a Grantee shall have none of the rights of a shareholder until the shares of Stock represented by an exercised Stock Option or payable pursuant to an Award are issued to such Grantee (other than rights to adjustments in the number of shares subject to the Stock Option or Award in the event of certain recapitalizations or dividend declarations as authorized herein and as permitted in the Stock Option Agreement or Award Agreement).

(e) Treatment of Dividend Equivalents.

(i) The Committee may from time to time authorize grants of Stock Options or Awards with Dividend Equivalents upon such terms and conditions as the Committee may determine in accordance with the provisions set forth below and as stated in any Stock Option Agreement or Award Agreement. If such Dividend Equivalents are granted, the Grantee shall have the nonforfeitable right to receive in connection with each share of Stock subject to a Stock Option or Award an amount equal to the cash dividends paid on a share of Stock from the Date of Grant until the exercise date of the Stock Options to which such Dividend Equivalents are applicable or, in the case of an Award, the date on which the Award becomes payable to the Grantee. Such Dividend Equivalents shall be accumulated during the period from the date of payment of each such cash dividend paid on a share of Stock until the payment of the Dividend Equivalents to a Grantee. Such Dividend Equivalents shall also include interest on the balances credited to a Grantee’s account compounded quarterly and calculated at the rates then applicable to the Alfa Companies Employee Savings Plan (or any amendment or replacement thereof) or, if such Employee Savings Plan should not be in existence, at such rates similarly determined as the Committee may establish. Dividend Equivalents respecting Stock Options shall be payable in cash upon the earlier of the date of (x) the exercise of the Stock Option with respect to which the Dividend Equivalent is associated or (y) the expiration or termination of the Stock Option.

(ii) Unless otherwise determined by the Committee, Grantees holding Restricted Shares or Restricted Share Units shall be entitled to receive all dividends (or Dividend Equivalents, if applicable) and other distributions paid with respect to the shares underlying the Awards; provided that such dividends (or Dividend Equivalents, if applicable) shall not be paid currently, but rather shall be credited to an account established for the Grantee and invested in additional shares of Stock or Restricted Share Units on the distribution date of the applicable dividend. Any additional shares or units credited in respect of dividends (or Dividend Equivalents, if applicable) shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Shares or Restricted Share Units with respect to which such dividends (or Dividend Equivalents, if applicable) were payable.

(f) Effect of Change of Office.

(i) Notwithstanding any other provision of the Plan, within the first 24 months following a Change of Office as defined below, any Grantee holding the office of Senior Vice President or above at the time of any such change whose employment is terminated shall be considered for purposes of this Plan to have terminated employment under authorized early retirement conditions.

(ii) For purposes of Section 12(f), “Change of Office” means a change in the office of the President or the Chairman of the Board of the Company or Mutual.

(g) Vesting at Death. If any Stock Option or Award is granted pursuant to terms that provide that the Grantee’s right to exercise or receive such Stock Option or Award is subject to vesting over a period of time stated in the Stock Option Agreement or Award Agreement, such Stock Option or Award shall become fully vested upon the death of the Grantee notwithstanding any vesting period.

13. Reorganizations and Recapitalizations of the Company.

(a) Effect on Corporate Powers. The existence of this Plan and the Stock Options and Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Issuance of Additional Stock. Except as provided in the following subparagraphs of this Section, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class in exchange for cash, property, labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Stock Options or Awards granted hereunder.

(c) Capital Readjustments. If and whenever the outstanding shares of Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, dividend payable in shares of Stock, combination of shares, subdivision or consolidation of shares, or similar capital readjustment without receiving compensation therefor in money, services or property, the number of shares of Stock subject to the Plan and the individual limits on shares that may be subject to Stock Options or Awards in any calendar year shall be proportionately adjusted, and the outstanding Stock Options and Awards hereunder shall be adjusted in such manner as the Stock Option Agreement or Award Agreement may provide, provided, however, that any such adjustment shall not be more favorable (but may be less favorable) than the following and provided further that in the absence of any varying provision in the Stock Option Agreement, the Award Agreement, the Stock Option or Award shall be adjusted as follows:

(i) In the event of an increase in the number of outstanding shares of Stock the number of shares shall be proportionately increased, and the Option Price payable per share or Base Price shall be proportionately reduced;

(ii) In the event of a reduction in the number of outstanding shares of Stock, the number of shares shall be proportionately reduced, and the Option Price payable per share or Base Price shall be proportionately increased; and

(iii) In the event the Stock becomes entitled to other rights or privileges or other adjustments are made thereto without the payment of any consideration in money, services or property, the Stock Option or Award shall be adjusted in such equitable manner so that the shares of Stock covered by the Stock Option or Award shall include all such rights, privileges or other adjustments (including, without limitation, rights under any rights agreement then in existence with respect to the Company’s Stock or, subject to the payment of the consideration payable upon the exercise of any such right, shares or other securities issuable upon the exercise of any such right) as the Committee, in its discretion, deems fair and equitable.

(d) Merger, Consolidation and Other Reorganizations. In the event of a merger, consolidation or other reorganization of the Company, the Stock Options or Awards outstanding under this Plan shall be adjusted as may be provided in the Stock Option Agreement or Award Agreement, provided, however, that any such adjustment shall not be more favorable (but may be less favorable) than the following and provided further that in the absence of any varying provision in the Stock Option Agreement and Award Agreement, the Stock Option or Awards shall be adjusted as follows:

(i) If the Company reorganizes, merges or consolidates with one or more corporations, and the Company is the surviving corporation, thereafter, upon any exercise of Stock Options or Awards granted hereunder, the Grantee shall, at no additional cost (other than the Option Price or Base Price, if any) be entitled to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such Stock Options or Awards shall then be exercisable or settled, the number and class of shares of stock or other securities to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the number of shares of Stock of the Company equal to the number of shares as to which such Stock Options or Awards shall be exercised or settled.

(ii) If the Company (x) reorganizes, merges or consolidates with one or more corporations and the Company is not the surviving corporation, (y) is the subject of a transaction or transactions pursuant to which substantially all of its stock or assets are purchased or acquired by one or more other corporations firms or groups or (z) liquidates or dissolves, then in any such event, all outstanding Stock Options and Awards shall, unless equitable provisions satisfactory to the Committee are made in connection with such reorganization, merger, consolidation or transfer for the assumption by the surviving or acquiring corporation of such Stock Options and Awards, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to so reorganize, merge, consolidate or transfer such assets or control, liquidate or dissolve and by permitting the exercise or settlement during the thirty-day period immediately prior to such effective date of all Stock Options and Awards which are outstanding as of such date, whether or not otherwise exercisable or vested.

14. Term of Plan. The Plan shall be effective January 1, 2005, subject to approval by the holders of common stock of the Company within twelve (12) months of the effective date. All Stock Options or Awards issued under the Plan shall remain in effect until all such Stock Options or Awards have been exercised, surrendered, expired or cancelled. Assuming stockholder approval of the Plan, no Stock Options or Awards shall be granted pursuant to this Plan after December 31, 2015. Awards intended to be performance-based awards under Section 11 and intended to qualify under Section 162(m) or the Code shall be approved by shareholders as may be required from time-to-time by Section 162(m) and the regulations thereunder.

15. Amendment and Termination of Plan.

(a) Authority of Board. The Board may, at any time, without further approval of the shareholders, by an instrument in writing, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board, in its sole discretion, deems appropriate and in the best interests of the Company, provided, however, that no such amendment shall be made without approval of the shareholders if applicable rules of the Securities and Exchange Commission, the Code, Nasdaq or other applicable law require such shareholder approval. No Stock Options shall be re-priced without shareholder approval.

(b) No Amendment to Alter Vested Rights of Grantee. Notwithstanding the foregoing, no amendment, suspension or termination of this Plan may, without the Grantee’s written consent, reduce or impair any of the rights or obligations under any then outstanding Stock Option or Award granted to such Grantee under the Plan.

16. Government and Other Regulations. The obligation of the Company to issue or transfer and deliver shares of Stock for Stock Options or Awards exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall be in effect at the time such obligation arises and which are required by governmental entitles or stock exchanges on which the Stock is then traded.

17. Miscellaneous Provisions.

(a) Right to Continued Employment. No person shall have any claim or right to be granted a Stock Option or Award under the Plan, and the grant of a Stock Option or Award under the Plan shall not be construed as giving a Grantee the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss a Grantee with or without cause, such dismissal to be free from any liability or any claim under the Plan, except as provided herein or in a Stock Option Agreement or Award Agreement.

(b) No Right to Future Grants of Options or Awards as a Consequence of Prior Grants. No eligible participant hereunder who receives a grant of Stock Options or Awards of any kind or containing any particular terms shall have, as a consequence of such grant, the right to receive any future grants of Stock Options or Awards or, if any such future grants should be made solely at the discretion of the Committee, the right to receive grants of Stock Options or Awards containing the same or similar terms.

(c) Other Benefit Plans. No awards, payments or benefits under the Plan shall be taken into account in determining any benefits under any retirement, profit-sharing or other employee benefit plan to which the Company contributes.

(d) Company’s Use of Proceeds from Exercise. Payments received from Grantees to exercise Stock Options or Awards under the Plan shall be used for the general purposes of the Company.

(e) Construction of Plan. The Plan shall be administered in the State of Alabama and shall be governed and interpreted solely in accordance with the laws of the State of Alabama (except that matters of corporate law shall be interpreted in accordance with the law of the State of Delaware).

(f) Effect of Plan upon Successors and Assigns of the Company. This Plan and any Stock Option Agreement or Award Agreement entered into pursuant to the Plan shall be binding upon and the benefits of the Plan and any such Stock Option Agreement or Award Agreement shall inure to the benefit of the Company and any successor or assign of the Company.

(g) Limit on Liability and Indemnification. Neither the Board, the Committee, nor any member of either shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to (and not as a limitation on) such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company for (i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option or Award granted hereunder, and (ii) all amounts paid by them in settlement of any such action, suit or proceeding (provided such settlement is approved by counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding and prior to taking any steps toward defense of such action, suit or proceeding, a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same at the Company’s own expense.

(h) Exemption From Registration of Shares. In the event the issuance of the Stock upon the exercise of any Stock Option or Award is not registered under the Securities Act of 1933 and if the Company so requests prior to the delivery of such shares, in connection with the availability of an exemption from registration of such shares under federal or state securities laws or otherwise, then the Grantee or other person exercising such Stock Option or Award shall agree to hold any shares issued under the Stock Option or Award solely for investment and without any present intention to resell or distribute the same, and to dispose of such shares only in compliance with applicable securities laws and regulations, and shall execute and deliver to the Company an agreement to this effect. The foregoing shall not apply if the Company shall at any time, before or after the adoption of this Plan and the grant or exercise of any Stock Options or Awards pursuant hereto, file a Registration Statement under the Securities Act of 1933 with respect to the Plan or the securities offered to eligible grantees of Stock Options or Awards under the Plan.

18. Prior Interpretations. Any interpretation by the Committee or the Board of any provision of the Prior Plans shall apply to this Plan unless the Plan or any Stock Option Agreement contains a provision that is clearly inconsistent with such interpretation.

19. Shareholder Approval. The effectiveness and continuation of the Plan is subject to approval by the holders of common stock of the Company at a meeting duly called and held in accordance with the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of the Company within 12 months following the adoption of the Plan by the Board of Directors of the Company.

20. Severability. If any term or provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, or if the Company receives a written opinion of counsel acceptable to the Company that, based upon a change of law or other considerations any term or provision of this Plan is invalid or unenforceable, the remaining terms and provisions of this Plan shall nevertheless remain valid and enforceable and shall be construed in such a manner as to give full force and effect to such provisions.

21. Construction Under Section 409A of the Code. Notwithstanding any other provision of this Plan or any Stock Option Agreement or Award Agreement, the terms of any Stock Option or Award shall be construed so as not to trigger any penalty for the Grantee under the Section 409A of the Code, or any regulation issued thereunder, and no Plan elections, modifications or distributions will be allowed or implemented if they would cause a Grantee to be subject to interest and penalty taxes under new Code Section 409A without the express written consent of Grantee.